Ex-10.1

                              SETTLEMENT AGREEMENT

This Settlement Agreement (the "Agreement") is entered into as of July 31, 2007 (the "Effective Date"), by and among Synovics Pharmaceuticals, Inc. ("SPI"), Synovics Laboratories, Inc. ("Synovics Labs" and together with SPI, "Synovics"), Nostrum Pharmaceuticals, Inc. ("Nostrum"), and Nirmal Mulye, Ph.D. ("Dr. Mulye").

In resolution of all actual and potential disputes between the parties to this Agreement through and including the Effective Date, and in consideration of the representations and mutual promises hereinafter set forth, the following terms are agreed as of the execution of this Agreement:

1. The parties shall dismiss and discontinue, with prejudice, all pending actions and proceedings between Synovics and Nostrum, including, without limitation, the federal district court actions pending in the Southern District of New York (06 Civ. 13286 (JSR); 07 Civ. 303 (JSR)) and the District of New Jersey (07-1010 (FSH-PS) and the arbitration before the American Arbitration Association (AAA Case No. 13-133-Y-02706-06 02) (the "AAA Arbitration"). Upon execution of this Agreement, Synovics shall enter into a separate agreement with Anil Anand ("Anand") providing for a settlement and release of all claims between them. Synovics and Nostrum shall each bear one-half of the arbitrators' fees and the other awarded or billed costs of pre-hearing conferences in the AAA Arbitration. Stipulations providing for such dismissals, fully executed by counsel for the parties to such actions and proceedings, shall be delivered at the Closing (the "Closing") which will take place at the offices of Carlton R. Asher, Jr., Esq., New York, New York on August 1, 2007, commencing at 11:00 a.m. or at such other place and time as the parties may mutually determine.

2. (a) All pre-settlement agreements between Synovics (or its subsidiaries) and Nostrum (or Dr. Mulye) shall be terminated including, without limitation, the Technology License Agreement and any amendments thereto ("TLA") and the ANDA Ownership Transfer and Product License Agreement relating to Metformin (the "Metformin Agreement"). To the extent held by Synovics or their subsidiaries, the ownership and other rights with respect to all products under the TLA and the Metformin Agreement (and all formulations, processes and other technology, approvals, applications, and records related to the development and commercialization of the products) shall be, and are hereby transferred, assigned and returned to Nostrum, free and clear of all claims by Synovics or their subsidiaries and Nostrum shall have the right hereafter to develop, manufacture and otherwise commercialize the products. Synovics shall be free to explore and enter into any financial arrangements without regard to any restrictions or limitations under the TLA (including its amendments) or otherwise. Notwithstanding the provisions of this paragraph to the contrary, the indemnification and confidentiality provisions contained in the TLA and the Metformin Agreement and the provisions of the Stock Purchase Agreements between Synovics and Nostrum (the "Stock Purchase Agreements") shall remain in full force and effect in accordance with their terms and conditions except to the extent that they have been amended or limited by the provisions of this Agreement.

    (b) Synovics shall promptly return to Nostrum, in "as is" condition, Nostrum's fluid air mill and all tooling, punches, dies and API that Synovics or its subsidiaries have in their possession, custody or control which they originally received from Nostrum. Nostrum shall pay or reimburse Synovics for their reasonable out of pocket expenses incurred in returning such equipment and other property to Nostrum.

    (c) In substantially the same words as used in this paragraph, Synovics shall deliver to Nostrum at the Closing (i) a bill of sale for the Abbreviated New Drug Application with respect to Metformin Extended Release 500mg tablets (the "Metformin Product") No. 076756 and all supplements and amendments thereto as of the date of Closing (the "ANDA"), any other regulatory approvals issued to or for the benefit of Synovics by any other regulatory authority, including licenses and permits, if any, related to the Metformin Product and Synovics' correspondence file with the Food and Drug Administration ("FDA") relating to the ANDA, executed by Synovics Labs; (ii) an assignment agreement for the assignment of the right, to the extent held by Synovics, to make, have made, use, import, offer for sale, market and sell the Metformin Product, executed by Synovics Labs; and (iii) a letter from Synovics Labs addressed to FDA informing FDA that the registration for the Metformin Product has been transferred from Synovics to Nostrum. After Closing, Synovics shall file the information required of a former owner of such registration, and Nostrum shall file the information required of a new owner, each at Nostrum's expense. Synovics and Nostrum further agree to cooperate with each other in order to effectuate the foregoing transfer of such registration.

3. Synovics shall not seek the return from Nostrum of any of the US$2.0 million or more paid under the TLA or the Metformin Agreement, and Nostrum shall not seek reimbursement from Synovics for any invoices it has paid under any agreements with Synovics (or its subsidiaries). In addition, Nostrum shall be responsible for any outstanding invoices or claims by Enem Nostrum Remedies Pvt. Ltd. ("Enem") or any Nostrum affiliate excluding NexGen (although Synovics does not acknowledge any responsibility of payment to NexGen, and Nostrum disclaims affiliation with NexGen) as well as any legal bills from the Scully Scott law firm insofar as those bills relate to work performed under the TLA, the Metformin Agreement or to any Nostrum products.

4. The parties mutually release and discharge any and all prior, existing or potential claims, contracts, judgments, rights, rights of action or causes of action arising from or relating to any transactions or occurrences through the date of this Agreement which Synovics and Nostrum and their respective officers, directors, employees, agents, parents, subsidiaries and affiliates (excluding NexGen; SEE [paragraph] 3, SUPRA) may have against one another provided, however, that these provisions do not release, terminate or discharge: (a) any rights or obligations arising under the provisions of this Agreement, the escrow agreement referred to below, the Stock Purchase Agreements as may be amended to the extent necessary to accommodate the terms of said escrow agreement, and any related agreements necessary to effectuate this settlement; (b) any indemnity obligations arising under contract, by law, statute or common law based on claims asserted by third parties other than third party claims referenced in paragraph 3 and (c) the confidentiality obligations set forth in the TLA and the Metformin Agreement in accordance with their terms and conditions. In addition, Nostrum and Mulye shall retain all of their rights of subrogation in respect of any undischarged obligations under their Bank of India ("BOI") guarantees. At the Closing, Synovics shall deliver to Nostrum releases from Synovics' Kirk and AndaPharm subsidiaries, Ronald H. Lane, Ph.D. and Steven Getraer in substantially the same form as Synovics' release contained in this paragraph 4, and Nostrum shall deliver to Synovics releases from Enem, Nostrum Laboratories Inc. and Anand in substantially the same form as Nostrum's release contained in this paragraph 4.

5. (a) As part of the settlement provided for hereunder, Nostrum shall deliver at the Closing its certificates for 10,771,000 shares of Synovics common stock ("Common Stock") to Beigelman, Feldman & Associates, P.C. as escrow agent (the "Escrow Agent") pursuant to that certain Escrow Agreement ("the Escrow Agreement") between and among Escrow Agent, Synovics and Nostrum dated as of the Effective Date. Synovics shall promptly (i) reregister, upon the Escrow Agent's request, 10,000 of such shares into the name of Margo R. Cohen ("Cohen Shares"), 100,000 of such shares into the name of Ramesh S. Akella ("Akella Shares") and 10,661,000 of such shares into the name of Nostrum (the "Nostrum Shares"), and (ii) deliver the certificates for the Cohen and Akella Shares to Carlton R. Asher, Jr., Esq., 110 East 59th
    Street, Suite 2900, New York, New York 10022, for transmittal to such registered owners, and the certificate for the Nostrum Shares to the Escrow Agent, 100 Wall Street, 23rd Floor, New York, New York 10005.

    (b) The Nostrum Shares, together with all dividends, distributions, products and proceeds thereof (except dividends and distributions payable in cash which are to be paid to Nostrum), shall be held in escrow by the Escrow Agent pursuant to the Escrow Agreement for a period (the "Escrow Period") of up to nine (9) months from the Effective Date, to be determined in accordance with the provisions of this paragraph 5(b) and paragraphs 6 and 7. (To the extent that the Nostrum Shares are held in escrow pursuant to the Escrow Agreement, such shares, and all dividends, distributions, products and proceeds thereof (except dividends and distributions payable in cash), are hereinafter referred to as the "Escrowed Shares"). The Escrow Period shall end earlier than nine (9) months from the Effective Date in the event that the guarantees of Dr. Mulye and Nostrum to BOI are extinguished through refinancing of through any other arrangement during such period. Upon this event, all Escrowed Shares immediately shall be transferred by the Escrow Agent to Synovics free and clear of all claims by Nostrum, or Dr. Mulye, or their affiliates.

6. At all times from July 31, 2007 until the end of the Escrow Period, Synovics shall be free to obtain any financing, including but not limited to refinancing of existing debt, without any restrictions, limitations or interference from Nostrum, Dr. Mulye or their agents. During the Escrow Period, Synovics shall be obligated to use its reasonable best efforts to obtain from BOI a full release and discharge of the unconditional guarantees that Nostrum and Dr. Mulye delivered to BOI in connection with the Kirk financing in May 2006. If and to the extent that BOI permanently releases and discharges Nostrum and Dr. Mulye during the Escrow Period from their obligations to pay BOI all or a specified amount of the underlying obligations under the BOI credit facility, the Escrow Agent shall be instructed by Synovics to deliver a proportionate amount of the Escrowed Shares to Synovics or its designee, free and clear of all claims by Nostrum or Dr. Mulye or their affiliates. During the Escrow Period, the Escrowed Shares shall not be voted, exchanged or sold by either party (and neither Nostrum nor Dr. Mulye shall call for a shareholder meeting or seek to do so at any time after July 31, 2007 until the expiration of the Escrow Period.) Notwithstanding any provision of this paragraph or the Escrow Agreement to the contrary, during the Escrow Period, Nostrum may vote any remaining Escrowed Shares regarding a proposed sale of substantially all of Synovics' assets, or a proposed merger, consolidation or other significant proposed corporate reorganization or capital reclassification in connection with which the Nostrum and Mulye guarantees to BOI are not released and discharged, but only to the extent that any of the foregoing events are presented by the Synovics Board of Directors to its shareholders. In addition, notwithstanding any provision of this paragraph or the Escrow Agreement to the contrary, during the Escrow Period, any remaining Escrowed Shares shall be exchangeable or transferable in connection with corporate reorganizations and other transactions effecting all of the stockholders in the same manner as any other shares of Synovics' Common Stock.

7. Upon the expiration of nine (9) months from the Effective Date any remaining Escrowed Shares shall forthwith be transferred to Nostrum or its designee, free and clear of all claims by Synovics, BOI or the Escrow Agent. In the event that a default with BOI is not cured within sixty (60) days, upon instruction by Nostrum any remaining Escrowed Shares shall forthwith be transferred to Nostrum or its designee, free and clear of all claims by Synovics or the Escrow Agent; provided, however, that during the Escrow Period Nostrum and Dr. Mulye shall make their reasonable best efforts, upon written request of Synovics (and at Synovics' reasonable expense), to cooperate with Synovics (but without incurring any financial, legal or credit obligation on the part of Nostrum or Dr. Mulye) in extinguishing their unconditional guarantees to BOI under the Synovics' credit facility with BOI and in curing any defaults under Synovics' credit facility with BOI. Except for Bank of India and any other institution with which Nostrum or

    Dr. Mulye maintains a bona fide credit or financial relationship (and only to the extent any such contact relates to such bona fide credit or financial relationship), Nostrum and Dr. Mulye (and their agents) shall have no unauthorized contact with any of Synovics' existing or potential lenders or financiers (identified to them in writing by Synovics prior to any such contact) for any purpose relating to Synovics or its subsidiaries. Furthermore, the parties agree that either party may be entitled to immediate injunctive relief in the event that the other party breaches any of the provisions of this paragraph.

8. In the event at any time during the Escrow Period Synovics issues additional shares of its Common Stock or securities convertible, exchangeable, or excercisable into shares of its Common Stock or other rights to acquire shares of its Common Stock which would cause the Escrowed Shares to represent less than 32% of the outstanding shares of Synovics' Common Stock on a fully diluted basis, then if the Escrowed Shares are released to Nostrum, Synovics will issue to Nostrum at the time of such release additional shares of its Common Stock (the "Additional Shares") without consideration by Nostrum such that the Escrowed shares together with the Additional Shares will represent on a fully diluted basis 32% of the outstanding shares of Synovics' Common Stock; provided, however, if the shares of Synovics' Common Stock to be released to Nostrum upon expiration of the Escrow Period represent less than all of the Escrowed Shares the number of Additional Shares to be issued to Nostrum shall be a pro rata portion of the Additional Shares equal to the total number of Additional Shares multiplied by a fraction, the numerator of which is the number of Escrowed Shares released to Nostrum and the denominator of which is the total number of Escrowed Shares. The parties hereby acknowledge and agree that Nostrum shall not by reason of its acquisition of Additional Shares hereunder constitute an "Acquisition Person" within the meaning of that certain Rights Agreement between Synovics and Continental Stock Transfer & Trust Company dated as of September 8, 2006.

9.  This   Agreement  will  constitute   the  legal   binding  and   enforceable
    obligations  of   the   parties  hereto;   provided,  however,  the  parties
    acknowledge and agree that the agreements specified herein will be incorporated in definitive documentation; provided, further, however, that this Agreement will constitute the legally binding and enforceable obligations of the parties hereto notwithstanding any failure of the parties hereto to execute and deliver definitive documentation. The parties and their affiliates and agents agree to work to complete the transactions above in an expeditious manner.

10. This Agreement shall be governed by and construed and enforced in accordance with the law excluding the conflict of laws rules of the State of New York.

11. Any disputes between the parties arising out of this Agreement or the Escrow Agreement shall be brought in any state or federal court located in New York, New York.

12. This Agreement may be executed in any number of counterparts and exchanged via facsimile.

    The parties have executed and delivered this Agreement as of the date first hereinabove written.

SYNOVICS PHARMACEUTICALS, INC.

By: /s/ Ronald Lane                   Date: July 31, 2007
   ----------------------------

Name: Ronald Howard Lane
   ----------------------------

Title: CEO
   ----------------------------

SYNOVICS LABORATORIES, INC.

By: /s/ Ronald Lane                   Date: July 31, 2007
   ----------------------------

Name: Ronald Howard Lane
   ----------------------------

Title: President
   ----------------------------

NOSTRUM PHARMACEUTICALS, INC.

By: /s/ Nirmal Mulye                  Date: July 31, 2007
   ----------------------------

Name: Nirmal Mulye
   ----------------------------

Title: President
   ----------------------------

      /s/ Nirmal Mulye
   ----------------------------
         NIRMAL MULYE, Ph.D.          Date: July 31, 2007